UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Integra LifeSciences Holdings Corporation ("Integra" or the "Company") on July 8, 2015 to include additional pro forma financial information. The Company is including unaudited pro forma consolidated statements of operations for the six months ended June 30, 2015 and 2014.

On July 1, 2015, the Company completed the previously announced separation (the “Separation”) of SeaSpine Holdings Corporation (“SeaSpine”) from the Company. SeaSpine was formed to operate the Company’s business of developing, marketing and selling spinal fusion hardware and orthobiologics. The Separation was completed via a tax-free dividend involving the distribution on July 1, 2015 (the “Distribution Date”) of all of the outstanding shares of SeaSpine common stock to holders of record of the Company’s common stock as of 5:00 p.m., Eastern Time, on June 19, 2015 (the “Record Date”). On the Distribution Date, the Company distributed to its stockholders as of the Record Date one share of SeaSpine common stock for every three shares of the Company’s common stock held by such holders (the “Distribution”). As a result of the Distribution, SeaSpine is now an independent public company trading under the symbol “SPNE” on the NASDAQ Global Select Market.

Following the Distribution, the Company does not own any shares of SeaSpine common stock and the Company will no longer consolidate SeaSpine in its financial results. The Company’s unaudited pro forma financial information giving effect to the Distribution and related transactions is attached as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

This Current Report on Form 8-K/A also amends the Current Report on Form 8-K furnished by the Company on July 30, 2015 to update December 31, 2015 GAAP EPS guidance in the press release issued by the Company on July 30, 2015 announcing its financial results for the quarter ended June 30, 2015.

The table below presents the Company's revised December 31, 2015 GAAP EPS guidance to reflect the non-cash valuation allowance that will be recorded within continuing operations in the third quarter of 2015 on certain deferred tax assets associated with the SeaSpine business and related spin-off. Except for this update to GAAP EPS, the Company's December 31, 2015 guidance for all other metrics remains unchanged.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Projected Year Ended
	December 31, 2015
	Low	High
GAAP diluted net income per share from continuing operations	$0.12	$0.22

Global ERP implementation charges	0.42	0.42
Seaspine separation-related charges	0.08	0.08
Structural optimization charges	0.67	0.67
Acquisition-related charges	0.42	0.42
Certain employee severance charges	0.04	0.04
Intangible asset amortization expense	0.90	0.90
Convertible debt non-cash interest	0.22	0.22
Estimated income tax impact from adjustments and other items	(0.87)	(0.87)
Valuation Allowance related to Seaspine's Deferred Tax Assets	1.00	1.00
Total of non-GAAP adjustments	$2.88	$2.88

Adjusted diluted net income per share from continuing operations	$3.00	$3.10

The information contained in Item 2.02 of this Current Report on Form 8-K/A is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 of this Current Report on Form 8-K/A  shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about our business. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those set forth under the heading "Risk Factors" in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You can identify these forward-looking statements by forward-looking words such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions in this report.

Item 9.01 Financial Statements and Exhibits.

(b) Unaudited Pro Forma Financial Information

The unaudited pro forma consolidated financial information of Integra giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1.

(d) Exhibits

99.1	Unaudited pro forma consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Corporate Vice President and Chief Financial Officer

Date: August 3, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma consolidated information